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                                                                      EXHIBIT 24

January 23, 1999

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) therto, including post-effective amendment or amendments, to be accompanied in each case by a propectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $300 million net aggregate principal amount of debt securities of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities) including but not limited to (i) unsecured senior or subordinated debt securities, (ii) trust securities of one or more trusts,
(iii) debt securities issued solely in connection with the sale of the trust securities, and (iv) the Corporation's guarantee of trust securities of one or more trusts.

Very truly yours,



   /s/ William T. McCormick, Jr.                     /s/ Earl D. Holton
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     William T. McCormick, Jr.                          Earl D. Holton



          /s/ John Deutch                             /s/ W.U. Parfet
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             John Deutch                                 W.U. Parfet



      /s/ James J. Duderstadt                        /s/ Percy A. Pierre
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         James J. Duderstadt                            Percy A. Pierre



          /s/ K.R. Flaherty                             /s/ K.L. Way
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             K.R. Flaherty                                 K.L. Way



       /s/ Victor J. Fryling                           /s/ Whipple
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          Victor J. Fryling                            Kenneth Whipple




                              /s/ John B. Yasinsky
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                                John B. Yasinsky